EXHIBIT 1(a)

                            ARTICLES OF INCORPORATION

                                       OF

                             THE RAINBOW FUND, INC.

                  The undersigned, being a natural person and acting as incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a business corporation in the State of Maryland, pursuant to the provisions of the Maryland General Corporation Law.

                  FIRST:

                  (1)      The name of the Incorporator is Robert M. Furman.

                  (2) The said incorporator's address, -including the street and number, if any, including the county or municipal area, and includirIg the state or country, is 19 Rector Street, New York City, New York County, New York 10006.

                  (3) The said incorporator is at least eighteen years of age.

                  (4) The said incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland, to wit, the Maryland General Corporation Law.

                  SECOND: The name of the corporation is THE RAINBOW FUND, INC., (hereinafter called the "Corporation").

                  THIRD: The purpose for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by It, is to act as an open-end management Investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the laws of the State of Maryland now or hereafter in force.

                  FOURTH: The post office address of the principal office of the Corporation is the State of Maryland, c/o The Prentiss-Hall Corporation System, Maryland, 1123 North Eutaw Street, Baltimore, County of Baltimore, Maryland 21201. The name of the resident agent of the Corporation in the State of Maryland is c/o The Prentiss-Hall Corporation System, Maryland, 1123 North Eutaw Street, Baltimore, County of Baltimore, Maryland 21201. The resident agent is a Maryland corporation.

                  FIFTH: The total number of shares of capital stock which the Corporation Initially has authority to issue Is 2,000,000 shares of Common Stock of the par value of $.10 per share, having an aggregate par value of $200,000.

                  SIXTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the Common Stock of -the Corporation, shall be as follows:
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                  (a) To the extent that the  Corporation  has funds or property legally available therefor, each holder of the shares of stock of the Corporation, upon proper written request (including signature guarantees, If required by the Board of Directors) to the Corporation accompanied, when stock certificates representing such shares are outstanding, by surrender of the appropriate stock certificate or certificates in proper form for transfer, or any such form as the Board of Directors may provide, shall be entitled to require the Corporation to redeem all or any number of the shares standing in the name of such holder on the books of the Corporation, at the net asset value of such shares computed as hereinafter provided. Notwithstanding the foregoing, the Board of Directors of the Corporation may suspend the right of the holders of the shares of stock of the Corporation to require the Corporation to redeem such shares when permitted or required to do so by the Investment Company Act of 1940 or any rule or regulation of the Securities and Exchange Commission promulgated thereunder.

                  When the Board of Directors of the Corporation, Including a majority of the Directors who are not interested persons as defined in Section 2(a)(19) of the Investment Company Act of 1940, determines in Its sole direction, that the action is necessary for the business success and general welfare of the Corporation in order to reduce disproportionate and unduly burdensome expenses in the operation of the Corporation's affairs, to achieve efficiencies in the administration of Its activities, or to reduce or eliminate excessive expenditures and undue difficulties in servicing, accounting and reporting requirements with respect to the accounts of shareholders, it may by resolution order the redemption of all shares of the stock of the Corporation at the net asset value of such shares computed as hereinafter provided in accounts having less than 50 shares (such minimum being subject to change by action of the Board of Directors) for a period of three months following notice to affected holders by mail, postage prepaid, at their addresses contained in the books and records of the Corporation or its transfer agent, and subject to such other reasonable terms and conditions as the Board of Directors may, in its sole discretion, determine appropriate and desirable and to any requirements of applicable statutes or regulations.

                  In the absence of any specification as to the purposes for which shares are redeemed or repurchased by the Corporation, all shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the General Corporation Law of the State of Maryland. Shares returned by redemption or repurchase shall thereafter have the status of authorized but unissued shares.

                           (b) No holder  of shares of stock of the  Corporation
                  shall, as such holder, have any right to purchase or subscribe for any shares of stock of the Corporation, other than such rights, If any, as the Board of Directors of the Corporation, in Its sole discretion, may from time to time determine.

                           (c) All persons who shall acquire stock or securities
                  of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

                           (d) At all meetings of stockholders, each stockholder
                  of the Corporation shall be entitled to one vote for such share of stock standing In his name on the books of the Corporation. The presence in person or by proxy, of the holders of one-third of the shares of capital stock of the Corporation outstanding and entitled to vote thereat shall
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                  constitute a quorum at any meeting of the stockholders.  If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

                  SEVENTH: The number of directors of the Corporation shall be Initially five and the names of those who will serve as such directors until the first annual meeting and until their successors are duly chosen and qualified are as follows:

                  Robert M. Furman        Linda C. Anderson       Mark S. Chanko

                  Jesse H. Riebman        Stuart Becker

                  The By-Laws of the Corporation may fix the number of directors at a number greater or less than that named in these Articles of Incorporation and may authorize the Board of Directors, by the votes of a majority of the entire Board of Directors, to Increase or decrease the number of directors fixed by these Articles of Incorporation or by the By-Laws within the limits specified from time to time in the by-Laws, provided that in no case shall the number of directors be less than three or the number of stockholders, whichever is less, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders therein.

                  EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Maryland, the following provisions are hereby adopted for the purpose of defining and regulating the powers of the Corporation and of the directors and stockholders:

                           (a) The  Board of  Directors  of the  Corporation  is
                  hereby empowered to authorize the issuance from time to time of shares of Its stock of any class, whether now or hereafter authorized, and securities convertible into shares of Its stock of any class or classes, whether now or hereafter authorized, in each case upon such terms and conditions and for such consideration as such Board of Directors shall from time to time determine.

                           (b) The Board of  Directors  of this  Corporation  is
                  hereby empowered to authorize the issuance from time to time of fractional shares of stock of this Corporation, whether now or hereafter authorized. Any fractional shares so issued shall entitle the holders thereof to receive dividends and participate in the distribution of assets of the Corporation In the event of liquidation or dissolution to the extent of their proportionate interest represented by such fractional shares.

                           (c) The Corporation  reserves the right to make, from
                  time to time, any amendment of Its Articles of Incorporation, now or hereafter authorized by law, including, but without limitation, any amendment which alters the contract rights as expressly set froth In such Articles of Incorporation of any outstanding stock.
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                           (d)  Except to the  extent  otherwise  prohibited  by
                  applicable law, the Corporation may enter Into any management or investment advisory contract or underwriting contract or any other type of contract with, and may otherwise engage in any transaction or do business with, any person, firm or corporation or any subsidiary or other affiliate of any such person, firm or corporation and may authorize such person, firm or corporation, or such subsidiary or other affiliate to enter into any other contracts or arrangements with any other person, firm or corporation which relate to the Corporation or
                  the  conduct  of  Its  business,   notwithstanding   that  any
                  directors   or  officers  of  the   Corporation   are  or  may
                  subsequently    become    partners,    directors,    officers,
                  stockholders or employees of such person, firm or corporation or of such subsidiary or other affiliate or may have a material financial Interest In any such contract, transaction or business and no such contract or arrangement shall be Invalidated or voidable or In any way affected thereby nor shall any of such directors or officers of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss Incurred solely because of the entering Into and performance of such contract, or the engaging in such transaction or business or the
                  existence  of  such  material   financial   Interest  therein,
                  provided that such relationship to such person, firm or corporation or said subsidiary or affiliate or such material financial interest was disclosed or otherwise known to the Board of Directors prior to the Corporation's entering into such contract or engaging In such transaction or business and
                  In  the  case  of  directors  of  the  Corporation   that  any
                  requirements of the Maryland General Corporation Law have been satisfied; and provided further that nothing herein shall protect any director or officer of the Corporation from liability to the Corporation or Its security holders to which
                  he  would  be   otherwise   subject   by  reason  of   willful
                  misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                           (e) The method of computing  the "net asset value" of
                  each share of stock of the Corporation shall be determined by or pursuant to the direction of the Board of Directors of the Corporation in accordance with the method prescribed in the Corporation's By-Laws or as otherwise established by the Board of Directors in accordance with the Investment Company Act of 1940.

                           (f) The  stockholders  of the  Corporation may remove
                  any director of the Corporation prior to the expiration of his term of office for cause, and not otherwise, by the affirmative vote of a majority of all votes entitled to be cast for the election of directors.

                           (g) Except to the extent otherwise specifically provided in the Articles of Incorporation or By-Laws of the
                  Corporation,   the  Corporation  may  authorize  or  take  any
                  corporate  action  (including,  but  without  limitation,  any
                  amendment   to  its  Articles  of   Incorporation)   upon  the
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                  affirmative   vote  of  the  holders  of  a  majority  of  the
                  outstanding   shares  of  stock   entitled  to  vote  thereon,
                  notwithstanding   any   provision  of  the  Maryland   General
                  Corporation Law which would otherwise require more than a majority vote of the outstanding shares of stock to authorize or take such action.

                  NINTH: A director or officer of the Corporation shall not be liable to the Corporation or Its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof Is not permitted by law (including the Investment Company Act of 1940) as currently In effect or as the same may hereafter be amended.

                  No amendment, modification or repeal of this Article NINTH shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

                  TENTH: The Corporation shall Indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil , administrative or investigative, by reason of the fact that such person or person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if It shall ultimately be determined that such person Is not entitled to be Indemnified by the Corporation. The rights provided to any person by this Article TENTH shall be enforceable against the Corporation by such person who shall be presumed to have relied upon It in serving or continuing to serve as a director or officer as provided above. No amendment of this Article TENTH shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article TENTH, the term "Corporation" shall Include the Corporation, any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service mat the request of the Corporation" shall include service as a director or officer of the Corporation which Imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, Its participants or beneficiaries; any excise taxes assessed on a person with respect to any employee benefit plan shall be deemed to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interest of the Corporation.

                  Nothing in this Article TENTH shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or Its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                  ELEVENTH: The duration of the Corporation shall be perpetual.

                  TWELFTH: The following provision are for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the power's of the Corporation, the directors and the stockholders.

                            (a) The Board of Directors shall have the management
                  and control of the property, business and affairs of the Corporation and is hereby vested with all the powers possessed by the Corporation itself so far as Is not inconsistent with law or these Articles of Incorporation. In furtherance and without limitation of the foregoing provisions, It Is expressly declared that, subject to these Articles of Incorporation, the Board of Directors shall have power:

                                    (i) to make,  alter,  amend or  repeal  from
                           time to time the By-Laws of the Corporation, except as such power may otherwise be limited in the By Laws;

                                    (ii) to issue stock;

                                    (iii) to authorize the  repurchase of shares
                           in the open market or otherwise, at prices not in excess of the net asset value of such shares (computed In accordance with these Articles of Incorporation and the ByLaws), provided the Corporation has assets legally available for such purpose, and to pay for such shares in cash, securities or other assets then held or owned by the Corporation;

                                    (iv)  to  declare  and  pay   dividends  and
                           distributions on shares from funds legally available therefor, In such amounts, N any, and in such manner (including declaration by means of a formula or other similar method of determination whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration) and to the stockholders of record as of such date, as the Board of Directors may determine;

                            (b) Any determination made in good faith and, so far
                  as accounting matters are Involved, In accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares, past, present and future, and shares are Issued and sold on the condition and undertaking, evidenced by acceptance of certificates for such shares by, or confirmation of such shares being held for the account of any stockholder, that any and all such determinations shall be binding as aforesaid.

                            (c) The  directors  of the  Corporation  may receive
                  compensation for their services, subject, however, to such limitations with respect thereto as may be determined from time to time by the stockholders.

                            (d) Except as required by law, the holders of shares
                  shall have only such right to Inspect the records, documents, accounts and books of the Corporation as may be granted by the Board of Directors of the Corporation.

                            (e) Any vote authorizing liquidation of the Corporation or a proceeding for Its dissolution may authorize the Board of Directors to determine in accordance with generally accepted principles what constitutes the assets available for distribution to stockholders and may authorize the Board of Directors to divide such assets among the stockholders of the Corporation in such manner that every stockholder will receive a proportionate amount of the value of such assets (determined as aforesaid) upon such liquidation or dissolution.

                  THIRTEENTH: The Corporation reserves the right from time to time to amend, alter or repeal any of the provisions of these Articles of Incorporation (including any amendment that changes the terms of any of the outstanding shares by classification, reclassification or otherwise), and any contract rights, as expressly set forth in these Articles of Incorporation of any outstanding shares, and to add or Insert any other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article THIRTEENTH.

                  IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated: December 22, 1989

                                                             /s/ROBERT M. FURMAN
                                                             -------------------
                                                                ROBERT M. FURMAN